                                                                    Exhibit 10.6

                                   May 2, 1997


CCA Prison Realty Trust
2200 Abbott Martin Road, Suite 201
Nashville, Tennessee  37215
Attention:  D. Robert Crants, III, President


         Re:      Commitment for Arrangement of Facility and Financing

Dear Bob:

         You have advised us that CCA Prison Realty Trust (the "Borrower"), a Maryland real estate investment trust, seeks financing to fund the acquisition of public and private sector completed correctional facilities and the other purposes set forth in the attached Summary of Terms and Conditions (the "Term Sheet"). The Term Sheet describes the general terms and conditions for an aggregate $150 million senior secured revolving credit facility (the "Facility").

         First Union Capital Markets Corp. ("FUCMC") is pleased to advise you of its commitment, as Arranger for the Facility, to use its reasonable best efforts to secure commitments for the Facility from a syndicate of banks and financial institutions (the "Lenders") reasonably acceptable to the Borrower upon the terms and subject to the conditions set forth herein, in the Term Sheet and in the fee letter of even date delivered to you with this commitment letter (the "Fee Letter"). Furthermore, First Union National Bank of Tennessee ("First Union") is pleased to advise you of its commitment to serve as Administrative Agent of the Facility and provide $40 million in aggregate principal amount of the Facility upon the terms and subject to the conditions set forth herein, in the Term Sheet and in the Fee Letter.

         The commitments of FUCMC and First Union hereunder are based upon the financial and other information regarding the Borrower previously provided to FUCMC and First Union. Accordingly, the commitments hereunder are subject to the condition, among others, that (i) there shall not have occurred after the date of such financial and other information any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, (ii) FUCMC and First Union continue to be satisfied, upon completion of their due diligence, with such business, assets, liabilities, operations condition and prospects of the Borrower, (iii) the information concerning the Borrower shall not differ in any material respect from the information previously provided to FUCMC and First Union by or on behalf of the Borrower or any representative thereof, (iv) no change in governmental regulations or change in or disruption of financial or capital market conditions occurring after the


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CCA Prison Realty Trust
Page 2



date hereof that in the opinion of First Union or FUCMC could reasonably be expected to adversely affect the proposed financing or the satisfactory syndication of the Facility, (v) the determination of First Union and FUCMC that, prior to and during the primary syndication of the Facility, there shall be no competing issuance of debt, securities or commercial bank facilities of the Borrower being offered, placed or arranged except with the prior written consent of First Union and FUCMC (other than the issuance of common stock of the Borrower in a fully underwritten initial public offering raising at least $250 million in net proceeds prior to the closing of the Facility (the "Offering")),
(vi) FUCMC shall have binding commitments from other banks or financial institutions for the Facility totaling at least $110 million, (vii) the Administrative Agent's and Lenders' satisfaction with the terms of all underlying agreements with respect to the sale-leaseback transactions to be entered into by Corrections Corporation of America ("CCA") and the Borrower, including but not limited to the initial Leases, Master Lease, Purchase Agreements, Option Agreements, Right to Purchase Agreement, Trade Name Use Agreement and Non-Competition Agreement and (viii) all representations and warranties of the Borrower and CCA contained in such underlying agreements remain true and correct and such parties remain in compliance with all covenants and agreements contained therein.

         The Borrower agrees to actively assist FUCMC in achieving a syndication of the Facility that is satisfactory to FUCMC and the Borrower. In the event that such syndication cannot be achieved in a manner satisfactory to FUCMC under the structure outlined in the Term Sheet, the Borrower agrees to cooperate with FUCMC in developing an alternative structure that will permit a syndication of the Facility in a manner satisfactory to FUCMC, First Union and the Borrower. Such syndication may be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and the proposed syndicate members. To assist FUCMC in the syndication efforts, the Borrower hereby agrees (i) to provide and cause its advisors to provide FUCMC and the other syndicate members, upon request, with all information deemed reasonably necessary by FUCMC to complete the syndication, including but not limited to information and evaluations prepared by the Borrower and its advisors, or on their behalf, relating to the transactions contemplated hereby, (ii) to assist FUCMC upon its reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Facility and (iii) to otherwise assist FUCMC in its syndication efforts, including making officers and advisors of the Borrower available from time to time to attend and make presentations regarding the business and prospects of the Borrower, as appropriate, at a meeting or meetings of Lenders or prospective Lenders.

         It is understood and agreed that FUCMC will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders, all on terms reasonably satisfactory to FUCMC, First Union and the Borrower. It is understood that no Lender participating in the Facility will receive



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CCA Prison Realty Trust
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compensation from the Borrower or anyone acting on its behalf outside the terms contained herein, in the Term Sheet and Fee Letter in order to obtain its commitment.

         The Borrower hereby represents and covenants that to the best of its knowledge (i) all information, other than Projections (as defined below), which has been or is hereafter made available thereby or its representatives to FUCMC, First Union or the Lenders in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning the Borrower that have been or are hereafter made available thereby or its representatives to FUCMC, First Union or the Lenders (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. The Borrower agrees to supplement the Information and the Projections from time to time until the closing date so that the representation and warranty in the preceding sentence is correct on the closing date. In arranging and syndicating the Facility, FUCMC and First Union will be using and relying on the Information and the Projections.

         By executing this letter agreement, the Borrower agrees to reimburse FUCMC and First Union from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, syndication expenses and the reasonable fees, disbursements and other charges of Kennedy, Covington, Lobdell & Hickman, L.L.P., counsel to FUCMC and First Union, and professional fees of consultants and other experts) incurred through the date of each corresponding invoice in connection with the Facility, including the preparation of definitive documentation for the Facility and the other transactions contemplated hereby. The Borrower agrees that such counsel shall submit periodic invoices during such preparation and on the closing date. Such counsel estimates such fees, based upon a customary negotiation and closing process, shall be $125,000 plus expenses as incurred. (Such figure excludes fees and expenses of local counsel, if any.)

         By executing this letter agreement, the Borrower further agrees to indemnify and hold harmless FUCMC, First Union, each other Lender and each director, officer, employee, attorney and affiliate of FUCMC, First Union and each other Lender (each such person or entity referred to hereafter in this paragraph as an "Indemnified Person") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) to which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this letter, the Facility or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or inquiry or investigation, with respect thereto; provided, that the



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CCA Prison Realty Trust
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Borrower shall have no obligation under this indemnity provision for liabilities resulting from gross negligence or willful misconduct of any Indemnified Person. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. No Indemnified Person shall be responsible or liable for consequential damages which may be alleged as a result of this letter.

         The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitment of FUCMC or First Union hereunder.

         Except as required by applicable law (including applicable securities law), this letter and the contents hereof shall not be disclosed by the Borrower or its representatives to any third party without the prior consent of FUCMC and First Union, other than to their attorneys, financial advisors and accountants, who are directly involved in the consideration of this matter. In the event that the contents of this letter are disclosed in contravention of the preceding sentence, the Borrower is hereby advised that such disclosure could have a material adverse effect on the success and/or timely closing of the syndication. The Borrower acknowledges and agrees that First Union may share with any of its affiliates (including specifically FUCMC) any information relating to the Facility, the Borrower.

         This letter may be executed in counterparts which, taken together, shall constitute an original. This letter, together with the Term Sheet and the Fee Letter embodies the entire agreement and understanding between FUCMC, First Union, and the Borrower with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by FUCMC and First Union to make any oral or written statements inconsistent with this letter.

         THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         This letter may not be assigned by the Borrower without the prior written consent of FUCMC and First Union.

         If the Borrower is in agreement with the foregoing, please execute and return the enclosed copy of this Commitment Letter and Fee Letter and payment in immediately available funds of the upfront portion of the Arrangement Fee set forth in the Fee Letter no later than the close of business on May 2, 1997. This letter will become effective upon delivery to FUCMC by the Borrower of executed counterparts of this Commitment Letter and the Fee Letter and payment of such fee. This commitment shall terminate if not so accepted by you prior to that time.




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CCA Prison Realty Trust
Page 5

Following acceptance by you, this commitment will terminate on August 31, 1997, unless the Facility is closed by such time.

                            [Signature Pages Follow]


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CCA Prison Realty Trust
Page 6




                                   Very truly yours,

                                   FIRST UNION NATIONAL BANK
                                   OF TENNESSEE

                                   By: /s/ Timothy B. Fouts
                                       -----------------------------------
                                   Title:
                                          --------------------------------
                                   Date: May 2, 1997
                                         ---------------------------------



                                   FIRST UNION CAPITAL MARKETS CORP.

                                   By: /s/ Ted Heldring
                                       -----------------------------------
                                   Title:
                                          --------------------------------
                                   Date: May 2, 1997
                                         ---------------------------------




                       [Additional Signature Page Follows]


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CCA Prison Realty Trust
Page 7



COMMITMENT ACCEPTED AND AGREED TO
THIS 2ND DAY OF MAY, 1997:

CCA PRISON REALTY TRUST


By: /s/ D. Robert Crants, III
    -----------------------------
   Name: D. Robert Crants, III
        -------------------------
   Title: President
          -----------------------

                             CCA PRISON REALTY TRUST
                         SUMMARY OF TERMS AND CONDITIONS
                                   MAY 2, 1997

BORROWER:                 CCA Prison Realty Trust (the "Borrower"), a Maryland real
                          estate investment trust.

ADMINISTRATIVE
AGENT:                            First Union National Bank of Tennessee ("First Union" or the
                                  "Administrative Agent").

ARRANGER:                         First Union Capital Markets Corp.

LENDERS:                          First Union and a group of lenders to be selected by First Union and the Borrower (the "Lenders").

FACILITY:                         Revolving Credit Facility of up to $150,000,000 (the "Facility"),
                                  with a portion of the Facility not to exceed $5,000,000 available for swingline loans (the "Swingline Loans") from First Union on same day notice.  Any such Swingline Loans shall reduce the available commitment under the Facility.  Each of the Lenders shall acquire an irrevocable and unconditional pro rata
                                  participation in each such Swingline Loan.

ADMINISTRATIVE AGENT'S
COMMITMENT:                       $40,000,000.00

TERM OF
FACILITY:                         Three years from the date of Closing (the "Termination Date").

EXTENSION:                        At each of the first two anniversaries of the Closing, the Facility may be extended by one year beyond the then existing
                                  Termination Date at the sole discretion of each Lender; provided that no extension shall occur for any Lender unless Lenders holding at least 80% of the commitments as of the date the extension is requested have consented to such extension.  Written notification of the Borrower's election to extend must be received by the Administrative Agent at least sixty (60) but no more than ninety (90) days prior to the applicable anniversary date.  The
                                  Administrative Agent shall notify the Borrower in writing of the acceptance or rejection of such extension no later than thirty (30)
                                  days after receipt of Borrower's election.  If any Lender fails to consent to such extension, the Borrower shall



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
                                  have the option ofobtaining a replacement Lender or continuing the
                                  Facility with a reduced aggregate commitment.

PURPOSE:                          To fund the acquisition of public and private sector completed correctional facilities, the further construction and development of owned correctional facilities, working capital and general corporate purposes.


SECURITY:                         The security for the Facility shall consist of a perfected first priority (except as otherwise permitted herein) security interest in all assets of the Borrower, including mortgages on all real property and an assignment of all leases.  Upon receipt by the
                                  Borrower of a rating of at least BBB-/Baa3 by either Moody's
                                  Investor Service or Standard & Poors' Rating Service (an
                                  "Investment Grade Rating"), all collateral of the Lenders, including mortgages and collateral assignments of leases, will be released.  Release of the Lenders' security interest shall also be permitted with respect to (i) the sale of any correctional facility to Corrections Corporation of America pursuant to the Right to
                                  Purchase Agreement or any other permitted sale or (ii) the refinancing of any correctional facility, if in any such case at least
                                  75% of the initial purchase price plus all related capital additions for such facility are received by the Borrower; provided further that the aggregate proceeds (net of closing costs) from said sale or refinancing indebtedness is applied to repay outstandings under the Facility.

INTEREST RATE
OPTIONS:                          The Borrower's option of:

                                  (1)  Base Rate: The Base Rate plus the Applicable Base Rate
                                       Margin, as set forth in the pricing grid attached hereto as
                                       Exhibit I. Loans bearing interest at the Base Rate shall be for a minimum amount of $1,000,000 and $100,000 increments in excess thereof.

                                       The Base Rate means the greater of (i) the Agent's Prime Rate or (ii) the overnight federal funds rate plus 0.50%.

                                       The rate announced publicly by Administrative Agent as
                                       its Prime Rate is an index or base rate and shall not
                                       necessarily be its lowest or best rate charged to its
                                       customers or other banks.

                                       Swingline Loans shall be maintained solely at the
                                       Base Rate and may be borrowed in minimum increments of $100,000.

                                  (2)  LIBOR Rate: LIBOR plus the Applicable LIBOR Margin as set forth in the pricing grid attached hereto as Exhibit I.


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
                                       Loans bearing interest at the LIBOR Rate may be requested on three business days prior written notice and shall be for a
                                       minimum amount of $5,000,000 and $1,000,000
                                       increments in excess thereof.

                                       LIBOR shall mean reserve adjusted LIBOR as set forth
                                       on Telerate Page 3750 or as determined by the
                                       Administrative Agent if such information is not
                                       available. The LIBOR Rate Option is available for
                                       Interest Periods of 1, 2, 3, or 6 months. No more
                                       than six (6) Interest Periods may be in effect at
                                       any time. The LIBOR Rate shall be adjusted for FDIC
                                       and regulatory reserve requirements.

                                       Rate changes involving an increase or decrease in the
                                       Applicable Margin will be effected five (5) business
                                       days after a change in the Senior Debt Rating.

                                       LIBOR Rate interest and all fees shall be calculated on
                                       a 360-day basis, while Base Rate interest shall be
                                       calculated on a 365-day basis.

INTEREST
PAYMENTS:                 Interest on Base Rate loans will be due and payable quarterly in arrears.  Interest on LIBOR Rate loans will be due and payable at the earlier of the end of each applicable interest period or quarterly.

DEFAULT
RATE:                     Upon the occurrence and during the continuance of an Event of
                          Default, (i) the Borrower shall no longer have the option to request LIBOR Rate loans, (ii) all amounts due and payable with respect to LIBOR Rate loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to
                          LIBOR Rate loans until the expiration of the then applicable
                          Interest Period and thereafter at a rate equal to two percent (2%)
                          in excess of the rate then applicable to Base Rate loans and (iii)
                          all amounts due and payable with respect to Base Rate loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate loans.

INCREASED COSTS/
CHANGE OF
CIRCUMSTANCES:            Provisions customary in facilities of this type protecting the Lenders in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

COMMITMENT
FEES:                     Twenty-five basis points per annum on the unused portion of the
                          Facility, payable quarterly in arrears to each Lender based upon its commitment percentage.


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
PREPAYMENTS:                      Base Rate Loans may be prepaid at any time.  LIBOR Rate loans may be prepaid at the end of the applicable Interest Period without penalty.  Upon any partial release of collateral to secure refinancing indebtedness as described above, all sale and loan proceeds (net of closing costs) received by the Borrower shall be applied to prepay the outstandings under the Facility.  Prepayment of the LIBOR Rate loans prior to the end of the applicable
                                  Interest Period (whether through a voluntary or mandatory
                                  prepayment) is subject to payment of any funding losses.

OPTIONAL
REDUCTIONS:                       The Borrower may voluntarily reduce the Facility at any time without penalty; provided, that prepayment of any LIBOR Rate loans in connection with such reduction prior to the end of the applicable
                                  Interest Period is subject to payment of any funding losses. Such reductions shall be permanent.

CONDITIONS
PRECEDENT TO
CLOSING:                          Customary for facilities of this nature, including but not limited to, satisfactory completion of the Offering referred to in the
                                  Commitment Letter and receipt by the Borrower of not less than
                                  $250,000,000 net proceeds therefrom; the acquisition of at least eight correctional facilities from CCA with an option to purchase at least five additional correctional facilities; no material change to terms of sale leaseback transactions outlined in the Form S-11 as filed with the Securities and Exchange Commission on April
                                  24, 1997 and the Lenders shall be satisfied with such terms; all initial leases shall be satisfactory in form and substance to the
                                  Lenders; purchase by Doctor R. Crants of no less than $7.5 million and no more than $10.0 million of equity securities issued as part of such Offering; credit documentation for the Facility satisfactory to the Administrative Agent and the Lenders; all
                                  governmental, shareholder, corporate and third party consents shall have been obtained; no material pending or threatened litigation, bankruptcy or other proceeding; satisfactory review of all corporate documentation and other legal due diligence;
                                  payment of all fees and expenses due to the Administrative Agent,
                                  Administrative Agent's counsel and the Lenders; and other
                                  conditions precedent deemed reasonably necessary by the
                                  Administrative Agent, the Administrative Agent's counsel and the
                                  Lenders in the context of the proposed transaction.

CONDITIONS
PRECEDENT TO
FUNDING:                          No draws shall be permitted to fund the acquisition of any correctional facility unless (a) the Administrative Agent on behalf of the Lenders has a first priority (except as otherwise permitted herein) perfected security interest in, or other security
                                  arrangement satisfactory to the Administrative Agent with respect to, such property and assets and all applicable affirmative covenants have been complied with, (b) no Default or Event of
                                  Default shall exist


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

                                  under the Facility and (c) delivery of a compliance certificate executed by the Chief Financial Officer or other executive officer of the Borrower.  In addition, no greater than the following amounts may be outstanding at any time during the term of the Facility for the corresponding purpose: (a) $5 million for working capital and general corporate purposes, (b) $50 million for further development of existing correctional facilities as long as the corresponding lease is in place, and if in place with a private sector counterparty, with an underlying incarceration agreement as well (or if such lease in place but no underlying incarceration agreement exists, such use shall not exceed $25 million), (c) $40 million for the construction of no more than two new correctional facilities at any one time, as long as the corresponding lease is in place with a public sector counterparty rated at least A-/A3 by Standard & Poor's Rating
                                  Service or Moody's Investors Service and (d) $30 million to finance the acquisition of completed correctional facilities where such property remains subject to a first priority lien in favor of another secured party, as long as the Administrative Agent on behalf of the Lenders receives a perfected second priority lien on such property.

REPRESENTATIONS
AND WARRANTIES:           Customary for facilities of this nature, including but not limited to, valid existence and qualification as a real estate investment trust under applicable law; corporate and governmental
                          authorization; enforceability; financial information; no material adverse changes; compliance with laws and agreements (including environmental laws); compliance with ERISA; no material
                          litigation; payment of taxes; full  disclosure; and any additional representations and warranties deemed reasonably necessary by the Administrative Agent, the Administrative Agent's counsel and the Lenders in the context of the proposed transaction.

AFFIRMATIVE
COVENANTS:                        Customary for facilities of this nature, including but not limited to, receipt of financial information (including, without limitation, projections prepared by the Borrower, said projections to be delivered on an annual basis and at such other times that the
                                  Administrative Agent shall reasonably request); notification of litigation, investigations and other adverse changes; notification of defaults under incarceration agreements; payment of obligations;
                                  conduct of business; maintenance of status as a qualified real estate investment trust under applicable law; maintenance of property and insurance;
                                  maintenance of records and accounts; inspection of property and books and records; compliance with laws (including environmental laws); payment of taxes;
                                  ERISA; performance of obligations; all correctional facilities currently owned or subsequently acquired, if leased to a private sector counterparty, shall have an underlying incarceration agreement prior to their respective dates of acquisition; all leases will be triple net, non-cancelable and not contingent on the maintenance of incarceration agreements; all leases shall have minimum initial lease terms of 10 years
                                  (provided that leases with public sector counterparties may have such shorter terms and be subject to such appropriations limitations as are satisfactory to the
                          Required Lenders); all new leases shall be satisfactory in form and substance to the
                          Administrative Agent; the lessee(s) will remain responsible for all prison operations and liabilities; business of the Borrower shall be limited solely to the ownership of correctional facilities which will be managed by their respective lessee(s) (or agents in the event the lessee is a public sector counterparty); not less than 90% of all lease revenues shall be derived from leases where CCA or a counterparty rated at least A-/A3 by Standard & Poor's Rating Service or Moody's Investors Service is the
                          lessee, provided the remaining 10% of all lease revenues shall be derived from leases with counterparties whose senior unsecured non-credit enhanced long term debt is rated
                          Investment Grade or with any other counterparty satisfactory to the
                          Administrative Agent; quarterly delivery of leases then in effect and financial statements of each lessee; within 18 months after the Closing, 50% of all funded debt shall be hedged by the Borrower at rates and other terms and conditions satisfactory to the Administrative Agent; and any additional affirmative covenants deemed reasonably necessary by the Administrative Agent, the Administrative Agent's counsel and the
                          Lenders in the context of the proposed transaction.

FINANCIAL
COVENANTS:                The credit documentation will include, without limitation, the following covenants with respect to the Borrower on a
                          consolidated basis:

                          1.       Liabilities/Capitalization.  The ratio of Total Liabilities to
                                   Capitalization shall not equal or exceed .45 to 1.0 as of
                                   any fiscal quarter end.

                                   "Total Liabilities" means all Liabilities of the
                                   Borrower determined in accordance with GAAP,
                                   including all contingent obligations.

                                   "Total Capitalization" means Total Liabilities plus Net
                                   Worth of the Borrower.

                          2.       Debt/Cash Flow.  The ratio of (a) Total Funded Debt less
                                   Excess Cash to (b) Cash Flow shall not exceed 12.0 to
                                   1.0 as of any fiscal quarter end.

                                   "Total Funded Debt" means all indebtedness for
                                   borrowed money, capital leases, deferred purchase
                                   price of property or services (other than trade
                                   accounts payable), and all contingent obligations.

                                   "Excess Cash" means cash and cash equivalents as set
                                   forth on a consolidated balance sheet at any fiscal
                                   quarter end in excess of $5,000,000.

                                   "Cash Flow" means Funds From Operations less
                                   Required Dividends less Maintenance Capital
                                   Expenditures, all for such fiscal quarter end, times
                                   four. For purpose of determining pro forma
                                   compliance for the financing of acquisitions
                                   of correctional facilities and for the purpose of
                                   determining compliance for the quarter in which any
                                   such acquisition occurs, the projected first year
                                   cash flow of the property to be acquired shall be
                                   included in such calculation.

                                   "Required Dividends" means any dividends required to
                                   be distributed by the Borrower to maintain its
                                   status as a qualified real estate investment trust.

                                   "Funds From Operations" is defined as net income plus
                                   depreciation and amortization minus interest
                                   income and any extraordinary gains.

                          3.       Dividends/FFO. The ratio of Dividends to Funds From
                                   Operations for any period of four consecutive fiscal
                                   quarters ending on any date set forth below (provided
                                   that this ratio shall be determined on an annualized
                                   basis for each fiscal quarter end through March
                                   1998), shall not exceed the corresponding ratio set
                                   forth below:

                                       Date                             Ratio
                                       ----                             -----
                                       Closing Date through
                                       9/30/97                        1.0 to 1.0

                                       12/31/97 through
                                       12/31/98                       .95 to 1.0

                                       3/31/99 and
                                       thereafter                     .90 to 1.0

                          4.       Coverage Ratio:  The ratio of (a) Funds From Operations
                                   plus Interest Expense less Maintenance Capital
                                   Expenditures to (b) Interest Expense plus
                                   Preferred Stock Dividends, in each case for any period
                                   of four consecutive fiscal quarters, shall be equal to
                                   or greater than 3.0 to 1.0 as of such fiscal quarter
                                   end (provided that this ratio shall be determined
                                   on an annualized basis for each fiscal quarter end
                                   through March 1998).

                          5.       Minimum Net Worth.  The Borrower will maintain as of
                                   each fiscal quarter end a Minimum Net Worth of no less
                                   than the sum of (a) 95% of the net proceeds of the
                                   Offering plus (b) $3,000,000 (representing the accounting
                                   treatment of the initial equity interests of Bob Crants and
                                   Mike Devlin) plus (c) 75% of Net Income less (d) Dividends plus (e) 100% of any net proceeds received on the issuance of, or any debt satisfied on the conversion into,
                                   any capital stock during such fiscal quarter.
ADDITIONAL FINANCIAL
COVENANTS
                          1.       Additional Secured Debt. Upon the incurrence of any
                                   secured indebtedness while the Facility remains
                                   secured, the Borrower shall also not permit as of any
                                   fiscal quarter end the ratio of (a) Facility
                                   Outstandings on such quarter end to (b) Revolver
                                   Secured Cash Flow for such quarter times four, to
                                   exceed 3.25 to 1.0.

                                   "Revolver Secured Cash Flow" shall mean Net
                                   Operating Income less Maintenance Capital
                                   Expenditures, in each case with respect to properties
                                   on which there is a perfected first priority
                                   perfected security interest in favor of the
                                   Administrative Agent for the benefit of the Lenders.

                                   "Net Operating Income" shall mean Funds From
                                   Operations plus Interest Expense.

                          2.       Investment Grade Rating.  Upon the receipt of an
                                   Investment Grade Rating from either Standard & Poors'
                                   Rating Service or Moody's Investor Service, the
                                   Borrower shall not permit as of each fiscal quarter end:

                                   (a)      the ratio of (a) Total Unsecured Debt to (b)
                                            Unleveraged Cash Flow for such quarter times
                                            four, to exceed 3.25 to 1.0.

                                   "Total Unsecured Debt" means the aggregate
                                   principal amount of Total Funded Debt of the Borrower
                                   which is not secured by a lien on any assets thereof.

                                   "Unleveraged Cash Flow" shall mean Net Operating
                                   Income less Maintenance Capital Expenditures, in each
                                   case with respect to properties which are not subject to
                                   any lien.

                                   (b)      the ratio of Total Secured Debt to Combined
                                            Fixed Asset Book Value to exceed .25 to 1.0.

                                   "Total Secured Debt" means the aggregate principal
                                   amount of Total Funded Debt of the Borrower which is
                                   secured by a perfected lien on any assets thereof.
NEGATIVE
COVENANTS:                         Customary for facilities of this nature, including but not limited to, restrictions and limitations on: indebtedness;
                                   liens (including the capital stock and other ownership
                                   interests); contingent obligations; changes in business;
                                   mergers; sales of assets (provided that asset sales in the ordinary course of business not to exceed 20% of the net
                                   book value of fixed assets during the term of the Facility shall be permitted);

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                                        8

                                  acquisitions (maximum limit of 35% of the net book value
                                  of fixed assets determined immediately prior to consummation of such acquisition for any single correctional facility and related assets shall be permitted); restricted payments
                                  (including dividends and other distributions); loans and
                                  investments; prohibition on creation or acquisition of subsidiaries;
                                  transactions with affiliates; optional prepayments of and material amendments to indebtedness; restrictive agreements; changes in fiscal year or accounting method; prohibition on amending leases in any way which could reasonably be expected to be adverse to the
                                  Borrower (as determined by the Administrative Agent) without prior consent of the Administrative Agent; and other negative covenants deemed reasonably necessary by the Administrative Agent,
                                  Administrative Agent's counsel and the Lenders in the context of the proposed transaction.

EVENTS OF
DEFAULT:                          Customary for facilities of this nature, including but not limited to, failure to pay any interest, principal or fees under the Facility when due; failure to perform any
                                  covenant or agreement; invalidity of any loan documents;
                                  inaccurate or false representations or warranties; cross
                                  default (including any default under any correctional
                                  facility lease or any material default under any other lease or material agreement, in each case as determined by the
                                  Administrative Agent); insolvency or bankruptcy; ERISA;
                                  judgment defaults; change in control; changes in senior
                                  management; and any other events of default deemed
                                  reasonably necessary by the Administrative Agent,
                                  Administrative Agent's counsel and the Lenders in the
                                  context of the proposed transaction.
ASSIGNMENTS &
PARTICIPATION:                    Each Lender will be permitted to make assignments in
                                  minimum amounts of $10,000,000 to eligible assignees,
                                  with the prior consent of Administrative Agent, and (as
                                  long as no default or event of default exists) the
                                  Borrower, each of said consents not to be unreasonably
                                  withheld.  Participations shall be permitted in minimum
                                  amounts of $5,000,000 without the consent of the
                                  Borrower.  The assigning Lender shall pay an assignment
                                  fee of $2,500 to the Administrative Agent in connection
                                  with any such assignment.


REQUIRED
LENDERS:                          66-2/3%

GOVERNING LAW/
JURISDICTION:                     North Carolina law (without reference to choice of law
                                  provisions) shall govern.  Waiver of jury trial, submission to jurisdiction and mandatory arbitration in Charlotte, North Carolina.

COUNSEL TO
ARRANGER AND
ADMINISTRATIVE
AGENT:                            Kennedy Covington Lobdell & Hickman, L.L.P.

MISCELLANEOUS:                    This summary of terms and conditions does not purport
                                  to summarize all the conditions, covenants,
                                  representations, warranties and other provisions which
                                  would be contained in definitive credit
                                  documentation for the Facility contemplated hereby.

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                                               10


                                    EXHIBIT I
                                  Pricing Grid

======================================================================================================
         Tier                    Senior Debt Rating*                     Applicable Margin

                                                             =========================================
                                                                     LIBOR             Base Rate
------------------------------------------------------------------------------------------------------
           I                  >BBB +/Baa1                      1.125%                     0%
                              -
------------------------------------------------------------------------------------------------------
          II                  >BBB/Baa2                        1.250%                     0%
                              -
------------------------------------------------------------------------------------------------------
         III                  >BBB-/Baa3                       1.375%                    .125%
                              -
------------------------------------------------------------------------------------------------------
          IV                  <BBB-/Baa3                       1.750%                    .500%
======================================================================================================



         * The pricing levels shall be based upon the higher of the ratings given by Standard & Poor's Rating Service and Moody's Investor Service to the senior unsecured non-credit enhanced long-term debt of the Borrower in accordance with the schedule set forth above ("Senior Debt Rating"). As long as the Borrower leases all of its correctional facilities to Corrections Corporation of America, the rating of the senior unsecured non-credit enhanced long term debt of CCA may be substituted in lieu of such rating for the Borrower.

         Until the Borrower receives an Investment Grade Rating, the Applicable Margin shall be 1.50% for LIBOR Rate Loans and .25% for Base Rate Loans.